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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): APRIL 11, 2002
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                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                    ---------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



          MARYLAND                   1-13991               13-3974868
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(State or Other Jurisdiction       (Commission           (IRS Employer
      of Incorporation)             File No.)          Identification No.)


              399 PARK AVENUE, 36TH FLOOR, NEW YORK, NEW YORK 10022
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               (Address of Principal Executive Office) (Zip Code)



Registrant's Telephone Number, Including Area Code: (212) 935-8760
                                                    --------------


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     As previously disclosed, as of December 31, 2001, America First Mortgage Investment, Inc. (the "Company") had investments in corporate debt securities with an aggregate carrying value of approximately $9.8 million, which had gross unrealized losses of approximately $3.4 million that were not reflected in its results of operations or statement of financial condition at December 31, 2001. The Company's investment in Level 3 Communications, Inc. ("Level 3") accounted for approximately $6.6 million of the carrying value, and approximately $3.2 million of the unrecognized losses, of the corporate debt securities in its portfolio at December 31, 2001. As of December 31, 2001, management's position was that the decline in the market value of the Level 3 debt securities was temporary.

     As of March 31, 2002, the Company's investment in Level 3 was carried at approximately $6.6 million with approximately $3.5 million of unrecognized losses. After further analysis of the information relating to Level 3, management determined that, based on the relatively low market prices reported on the Level 3 debt securities that have traded, the period of time that the Level 3 debt securities have traded significantly below cost and certain rating agency downgrades for Level 3 subsequent to December 31, 2001, the Company should recognize, as of March 31, 2002, its unrealized losses on its holdings in the Level 3 debt securities as an other-than-temporary impairment charge of approximately $3.5 million based on prevailing accounting guidance and current industry practice. The recognition of our unrealized losses in the Level 3 debt securities will not have a negative impact on the Company's cash flow, taxable income or dividend.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements - Not Applicable

     (b)  Pro Forma Financial Information - Not Applicable

     (c)  Exhibits - None



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     AMERICA FIRST MORTGAGE INVESTMENTS, INC.


                                     By: /s/ STEWART ZIMMERMAN
                                         ---------------------
                                         Stewart Zimmerman
                                         Chief Executive Officer

Date: April 11, 2002